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                                                                Exhibit 12(d)(2)


                              SHAREHOLDER AGREEMENT

         THIS SHAREHOLDER AGREEMENT ("Agreement"), dated as of April 1, 1995, is between BOISE CASCADE CORPORATION, a Delaware corporation ("BCC"), and BOISE CASCADE OFFICE PRODUCTS CORPORATION, a Delaware corporation (the "Company").

         WHEREAS, BCC has contributed to the Company certain of the assets of its Boise Cascade Office Products Distribution Division (the "Division") in exchange for, among other things, 25,375,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Company; and

         WHEREAS, the Company, with the consent of BCC, has determined to offer to the public (the "Public Offering") up to an additional 5,318,750 shares of Common Stock; and

         WHEREAS, in partial consideration for the contribution of the assets of the Division by BCC to the Company and the consent of BCC to the Public Offering by the Company (including the agreement of BCC to indemnify the underwriters for the Public Offering), the Company has, among other things, agreed to grant to BCC (i) an option to purchase any shares of Voting Stock (as defined below) and certain other equity securities of the Company that the Company proposes to issue (subject to certain exceptions set forth herein), and (ii) certain registration rights applicable to Registrable Securities (as defined below) held by BCC; and

         WHEREAS, the parties hereto desire to enter into this Agreement to set: forth the terms of such option to purchase and registration rights.

         NOW, THEREFORE, upon the premises and the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following initially capitalized terms shall have the following meanings:

                  (a) "Accepted Securities" has the meaning set forth in
Section 12 hereof.

                  (b) "Affiliate" means, with respect to any person, any other person who, directly or indirectly, is in control of, is controlled by, or is under common control with the former person; and "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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                  (c) "Company Securities" has the meaning set forth in Section
3 hereof.

                  (d) "Consolidated Return Period" means the period during which BCC is the common parent of an affiliated group of corporations, which includes the Company and its subsidiaries, and files a consolidated federal income tax return for such affiliated group.

                  (e) "Exchangeable Securities" has the meaning set forth in
Section 6 of this Agreement.

                  (f) "Fair Market Value" means, with respect to any security,
(i) if the security is listed on a national securities exchange or authorized for quotation on a national market quotation system, the closing price, regular way, of the security on such exchange or quotation system, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (ii) if the security is not listed for trading on a national securities exchange or authorized for quotation on a national market quotation system, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System or such other reputable entity or system engaged in the regular reporting of securities prices and on which such prices for such security are reported or, if no such prices shall have been reported for such date, on the next preceding date for which such prices were so reported, or (iii) if the security is not publicly traded, the fair market value of such security as determined by a nationally recognized investment banking or appraisal firm mutually acceptable to the Company and the holders, the fair market value of whose registrable securities is to be determined.

                  (g) "Holder" means BCC or any Permitted Transferee.

                  (h) "Initiating Holders" has the meaning set forth in Section 3 of this Agreement.

                  (i) "Offer" has the meaning set forth in Section 12 of this Agreement.

                  (j) "Offered Securities" has the meaning set forth in Section 12 of this Agreement.

                  (k) "Other Covered Securities" has the meaning set forth in
Section 12 hereof.

                  (l) "Other Holders" has the meaning set forth in Section 3 hereof.

                  (m) "Other Securities" has the meaning set forth in Section 3 hereof.


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                  (n) "Other Voting Securities" means any options, rights,
warrants, or other securities convertible into or exchangeable for voting stock of the Company.

                  (o) "Permitted Transferee" has the meaning set forth in
Section 11 hereof.

                  (p) "Person" means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

                  (q) "Registrable After-Acquired Securities" means any securities of the Company acquired by BCC (or any Permitted Transferee) pursuant to Section 12 of this Agreement.

                  (r) "Registrable Securities" means (i) all shares of common stock (as presently constituted) owned on the date hereof by BCC, (ii) all Registrable After-Acquired Securities, (iii) any stock or other securities into which or for which such common stock or Registrable After-Acquired Securities may hereafter be changed, converted, or exchanged, and (iv) any other securities issued to Holders of such common stock or Registrable After-Acquired Securities (or such stock or other securities into which or for which such common stock or Registrable After-Acquired Securities are so changed, converted, or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation, or similar transaction or event, PROVIDED that any such securities shall cease to be Registrable Securities when such securities are sold in any manner to a person who is not a Permitted Transferee.

                  (s) "Registration Expenses" means all out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including without limitation, the following: (i) SEC filing fees; (ii) the fees, disbursements, and expenses of the Company's counsel(s) and accountants in connection with the registration of the Registrable Securities to be disposed of; (iii) all expenses in connection with the preparation, printing, and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to any Holders, underwriters, and dealers, and all expenses incidental to delivery of the Registrable Securities; (iv) the cost of printing or producing any underwriting agreement, agreement among underwriters, agreement between syndicates, selling agreement, blue sky or legal investment memorandum, or other document in connection with the offering, sale, or delivery of the Registrable Securities to be disposed of; (v) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and the preparation of any blue sky and legal investments surveys;
(vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc., of the terms of the sale of the Registrable Securities to be disposed of; (vii) transfer agents', depositaries', and


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registrars' fees and the fees of any other agent appointed in connection with such offering; (viii) all security engraving and security printing expenses;
(ix) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or inter-dealer quotation system; and (x) any one-time payment for directors' and officers' insurance directly related to such offering, PROVIDED the insurer provides a separate statement for such payment.

                  (t) "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule to similar effect.

                  (u) "SEC" means the United States Securities and Exchange Commission.

                  (v) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  (w) "Selling Expenses" means all underwriting discounts and commissions, selling concessions and stock transfer taxes applicable to the sale by the Holders of Registrable Securities pursuant to this Agreement, and all fees and disbursements of any legal counsel, investment banker, accountant, or other professional advisor retained by a Holder.

                  (x) "Selling Holder" has the meaning set forth in Section 5 hereof.

                  (y) "Transactional Deferral" has the meaning set forth in
Section 2 of this Agreement.

                  (z) "Voting Stock" means shares of the Company's capital stock having the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of the Company.

         2. DEMAND REGISTRATION.

                  (a) At any time prior to such time as the rights under this
Section 2 terminate with respect to a Holder as provided in Section 2(e) hereof, upon written notice from such Holder in the manner set forth in Section 13(h) hereof requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall use its best efforts to effect, in the manner set forth in Section 5, the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request (including in an offering on a delayed or continuous basis under Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act, if (x) the Company is then eligible to register such Registrable Securities on Form S-3 (or a successor form) for such offering and (y) the Company consents to such an offering (except that no consent of


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the Company will be required if the contemplated offering on a delayed or continuous basis under Rule 415 is the offering of Registrable Securities upon the exercise, exchange or conversion of Exchangeable Securities as contemplated by Section 6 hereon), PROVIDED that:

                           (i) if, within five (5) business days of receipt of
a registration request pursuant to this Section 2(a), the Holder or Holders making such request are advised in writing that the Company has in good faith commenced the preparation of a registration statement for an underwritten public offering prior to receipt of the notice requesting registration pursuant to this
Section 2(a) and the managing underwriter of the proposed offering has determined, and set forth in writing to said Holder or Holders, that in such firm's good faith opinion, a registration at the time and on the terms requested would materially and adversely affect the offering that is contemplated by the Company, the Company shall not be required to effect a registration pursuant to this Section 2(a) (a "Transactional Deferral") until the earliest of (A) the abandonment of such offering by the Company, (B) 60 days after receipt by the Holder or Holders requesting registration of the managing underwriter's written opinion referred to above in this clause (i), unless the registration statement for such offering has become effective and such offering has commenced on or prior to such 60th day, and (C) if the registration statement for such offering has become effective and such offering has commenced on or prior to such 60th day, the day on which the restrictions on the Holders contained in Section 10 hereof lapse, PROVIDED HOWEVER, that the Company shall not be permitted to delay a requested registration in reliance on this clause (i) more than once in any 12-month period;

                           (ii) if, while a registration request is pending
pursuant to this Section 2(a), the Company is advised in writing by its legal counsel that the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and the disclosure of which the Company determines reasonably and in good faith would have a material adverse effect on the Company, the Company shall not be required to effect a registration pursuant to this Section 2(a) until the earlier of (A) the date upon which such material information is otherwise disclosed to the public or ceases to be material and
(B) 90 days after the Company makes such determination;

                           (iii) the Company shall not be obligated to file a
registration statement relating to a registration request pursuant to this
Section 2: (A) prior to the first anniversary of the closing of the Public Offering, (B) within a period of 365 calendar days after the effective date of any other registration statement of the Company demanded pursuant to this
Section 2(a), or (C) if such registration request is for a number of Registrable Securities having a Fair Market Value on the business day immediately preceding the date of such registration request of less than $50,000,000; and

                           (iv) the Company shall not be obligated to file a
registration statement relating to a registration request pursuant to this
Section 2: (A) in the case of


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a registration request by BCC or any Permitted Transferee that has acquired, in the transaction in which it became a Permitted Transferee, at least a majority of the then issued and outstanding Voting Stock, on more than three occasions after such time as BCC or such Permitted Transferee, as the case may be, owns less than a majority of the voting power of the outstanding capital stock of the Company (it being acknowledged that so long as BCC or such Permitted Transferee owns a majority of the voting power of the outstanding capital stock of the Company, there shall be no limit to the number of occasions on which BCC or such Permitted Transferee may exercise such rights), or (B) in the case of a Holder other than BCC or a Permitted Transferee described in clause (A) above, on more than the number of occasions permitted such Holder in accordance with Section 11 hereof.

                  (b) Notwithstanding any other provision of this Agreement to the contrary:

                           (i) a registration requested by a Holder pursuant to
this Section 2 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 2(a)), (A) unless the registration statement filed in connection therewith has become effective, (B) if after such registration statement has become effective, it becomes subject to any stop order, or there is issued an injunction or other order or decree of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder, which injunction, order, or decree prohibits or otherwise materially and adversely affects the offer and sale of the Registrable Securities so registered prior to the completion of the distribution thereof in accordance with the plan of distribution set forth in the registration statement, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of some act, misrepresentation, or omission by the Company and are not waived by the purchasers or underwriters; and

                           (ii) nothing herein shall modify a Holder's
obligation to pay Registration Expenses, in accordance with Section 4 hereof, that are incurred in connection with any withdrawn registration requested by such Holder.

                  (c) In the event that any registration pursuant to this
Section 2 shall involve, in whole or in part, an underwritten offering, Holders owning at least 50.1% of the Fair Market Value of the Registrable Securities to be registered in connection with such offering shall have the right to designate an underwriter reasonably satisfactory to the Company as the lead managing underwriter of such underwritten offering, and the Company shall have the right to designate one underwriter reasonably satisfactory to such Holders as a co-manager of such underwritten offering.

                  (d) The Company shall have the right to cause the registration of additional securities for sale for the account of any person (including the Company) in any registration of Registrable Securities requested by any Holder pursuant to Section 2(a) only to the extent the managing underwriter or other independent


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marketing agent for such offering (if any) determines that, in its opinion, the additional securities proposed to be sold will not materially and adversely affect the offering and sale of the Registrable Securities to be registered in accordance with the intended method or methods of disposition then contemplated by such Holder. The rights of a Holder to cause the registration of additional Registrable Securities held by such Holder in any registration of Registrable Securities requested by another Holder pursuant to Section 2(a) shall be governed by the agreement of the Holders with respect thereto as provided in
Section 11(a).

                  (e) The Company shall not be obligated to file a registration statement relating to a registration request by a Holder pursuant to this
Section 2 from and after such time as such Holder first owns Registrable Securities representing (assuming for this purpose the conversion, exchange, or exercise of all Registrable Securities then owned by such Holder that are convertible into or exercisable or exchangeable for Voting Stock of the Company) less than 10% of the then issued and outstanding Voting Stock of the Company.

         3. PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its common stock or any other of its securities (collectively, "Other Securities") under the Securities Act, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so at least 10 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made within five (5) business days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall effect, in the manner set forth in
Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered, PROVIDED that:

                  (a) If at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such other securities, but, in either such case, without prejudice to the rights of the Holders under Section 2;


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                  (b)

                           (i) if the registration referred to in the first
sentence of this Section 3 is to be a registration in connection with an underwritten offering on behalf of either the Company or Holders of securities (other than Registrable Securities) of the Company ("Other Holders"), and the managing underwriter for such offering advises the Company in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of Registrable Securities requested to be included therein because such Registrable Securities are not of the same type, class, or series as the securities to be offered and sold in such offering on behalf of the Company and/or the Other Holders, the Company may exclude all such Registrable Securities from such offering provided that the Holder is permitted to substitute for the Registrable Securities so excluded an equal number of Registrable Securities of the same type, class, or series as those being registered by the Company or the Other Holders, if and to the extent such Holder owns Registrable Securities of such type, class, or series or can acquire Registrable Securities of such type, class, or series upon exercise or conversion of other Registrable Securities; and

                           (ii) if the registration referred to in the first
sentence of this Section 3 is to be a registration in connection with an underwritten primary offering on behalf of the Company, and the managing underwriter for such offering advises the Company in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein because the number or principal amount of such Registrable Securities, considered together with the number or principal amount of securities proposed to be offered by the Company, exceeds the aggregate number or principal amount of securities which, in such firm's opinion, can be sold in such offering without materially and adversely affecting the offering, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), and (2) second, the number or principal amount of Registrable Securities and securities, if any, requested to be included therein by Other Holders in excess of the number or principal amount of Company Securities which, in the opinion of such underwriter, can be so sold without materially and adversely affecting such offering (allocated pro rata among the Holders and the Other Holders on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Holder and each such Other Holder); and

                           (iii) if the registration referred to in the first
sentence of this Section 3 is to be a registration in connection with an underwritten secondary offering on behalf of Other Holders made pursuant to demand registration rights granted by the Company to such Other Holders (the "Initiating Holders"), and the managing underwriter for such offering advises the Company in writing that in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein because the number or principal amount of such Registrable Securities, considered together with the number or principal


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amount of securities proposed to be offered by the Initiating Holders, exceeds the aggregate number or principal amount of securities which, in such firm's opinion, can be sold in such offering without materially and adversely affecting the offering, the Company shall include in such registration; (1) first, to the extent the registration rights granted to an Initiating Holder permit it to exclude other securities from its registration on substantially the same basis as that set forth in the first sentence of Section 2(d) hereof, all securities any such Initiating Holder proposes to sell for its own account, and (2) second, the number or principal amount of additional securities (including Registrable Securities) that such managing underwriter advises can be sold without materially and adversely affecting such offering, allocated pro rata among any Other Holders to which clause (1) does not apply and the Holders on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Holder and each such Other Holder;

                  (c) The Company shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with stock option or other executive or employee benefit or compensation plans of the Company;

                  (d) No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect any registration of Registrable Securities required of the Company pursuant to
Section 2 hereof; and

                  (e) The Company shall not be required to effect any registration of Registrable Securities under this Section for any Holder from and after such time as such Holder is able to dispose of all of its Registrable Securities within a three-month period pursuant to Rule 144.

         4. EXPENSES. The Holders, on the one hand, by accepting Registrable Securities, and the Company, on the other hand, each agree to pay one-half of all Registration Expenses with respect to a registration pursuant to Section 2 hereof, PROVIDED that to the extent a registration pursuant to Section 2 includes the registration of shares for the Company or another person in connection therewith, the Company or such other person shall pay all incremental expenses of including such additional shares in the registration. The Holders' portion of any Registration Expenses shall be allocated among them pro rata based on each Holder's number or principal amount of Registrable Securities included in such offering. The Company agrees to pay all Registration Expenses with respect to a registration pursuant to Section 3 hereof. All Registration Expenses to be paid by the Holder shall be paid within 30 days of the delivery of a statement from the Company, such statements to be delivered not more frequently than once every 60 days. All internal expenses of the Company or a Holder in connection with any offering pursuant to this Agreement, including without limitation the salaries and expenses of officers and employees, including in-house attorneys, shall be borne by the party incurring them. All Selling Expenses of the Holders participating in any registration pursuant to this Agreement shall be borne by such Holders pro rata based on each Holder's number of Registrable Securities included in such registration.


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         5. REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3 hereof, the Company, subject to Section 4 hereof, shall:

                  (a) Prepare and file a registration statement under the Securities Act relating to the Registrable Securities to be offered as soon as practicable, but in no event later than 45 days (60 days if the applicable registration form is other than Form S-3) after the date notice is given, and use its best efforts to cause the same to become effective within 90 days after the date notice is given (120 days if the applicable registration form is other than Form S-3);

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective with respect to the disposition of all Registrable Securities until the earlier of
(i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement, and (ii) the expiration of nine months after such registration statement becomes effective; PROVIDED, that such nine-month period shall be extended for such number of days that equals the number of days elapsing from (A) the date the written notice contemplated by paragraph (f) below is given by the Company to (B) the date on which the Company delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (f) below; and PROVIDED FURTHER, that in the case of a registration to permit the exercise or exchange of Exchangeable Securities for, or the conversion of Exchangeable Securities into, Registrable Securities, the time limitation contained in clause (ii) above shall be disregarded to the extent that, in the written opinion of BCC's counsel delivered to the Company, such Registrable Securities are required to be covered by an effective registration statement under the Securities Act at the time such Registrable Securities are issued upon exercise, exchange, or conversion of Registrable Securities in order for such Registrable Securities to be freely tradeable by any person who is not an Affiliate of the Company or BCC;

                  (c) Furnish to the Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Holders or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                  (d) Use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Holders or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits, and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; PROVIDED that the Company shall not for any such purpose be required to register or qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) (i) use its best efforts to furnish an opinion of counsel for the Company addressed to the underwriters and each holder of Registrable Securities included in such registration (each a "Selling Holder") and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and

                           (ii) use its best efforts to furnish a "cold
comfort" letter addressed to each Selling Holder, if permissible under applicable accounting practices, and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriting in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                  (f) Immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of the Selling Holders, subject to
Section 4 hereof, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (g) Use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and inter-dealer quotation system on which the common stock is then listed, with expenses in connection therewith (not including any future periodic assessments or fees for such additional listing, which shall be paid by the Company) to be paid in accordance with Section 4 hereof;

                  (h) Use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or inter-dealer quotation system (in each case, domestic or foreign) not described in paragraph (g) above as the Selling Holders or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits, and consents required in connection therewith, and to do any and all other acts and things which may be necessary or advisable to effect such listing; PROVIDED, HOWEVER, that, (i) notwithstanding
Section 4, the Holders of the Registrable Securities to be so listed shall pay all costs and expenses incurred by the Company in connection with such listing, and (ii) the Company shall have no obligation to use its best efforts to so list Registrable Securities if in the good faith opinion of counsel for the Company such listing shall impose on the Company an ongoing material compliance obligation;

                  (i) To the extent reasonably requested by the lead or managing underwriters in connection with any underwritten offering, send appropriate officers of the Company to attend any "road shows" scheduled in connection with any such registration; and

                  (j) Furnish for delivery, in connection with the closing of any offering of Registrable Securities, unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

         6. EXCHANGEABLE SECURITIES. BCC shall be entitled, if it intends to offer any options, rights, warrants, or other securities issued or to be issued by it or any other person that are exercisable or exchangeable for or convertible into any Registrable Securities ("Exchangeable Securities"), to register the Registrable Securities underlying such options, rights, warrants, or other securities pursuant to (and subject to the limitations contained in)
Section 2 of this Agreement.

         7. UNDERWRITING; DUE DILIGENCE.

                  (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including without limitation indemnities and contribution substantially to the effect and to the extent provided in Section 8 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5(e) hereof. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed as are customarily contained in underwriting agreements with respect to secondary distributions. The Selling Holders may require that any additional securities included in an offering proposed by a Holder be included on the same terms and conditions as the Registrable Securities that are included therein.

                  (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to
Section 3 to be included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. If requested by the underwriters for such underwritten offering, the Selling Holders on whose behalf the Registrable Securities are to be distributed shall enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 8 hereof. Such underwriting agreement shall also contain such representations and warranties by the Company and such other person or entity for whose account securities are being sold in such offering as are customarily contained in underwriting agreements with respect to secondary distributions.

                  (c) In connection with the preparation and filing of each registration statement registering Registrable Securities under tire Securities Act, the Company shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         8. INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Holder, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses, and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities, or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company shall not be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability, or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to each Holder, any of such Holder's directors or officers, underwriters of the Registrable Securities, or any controlling person of the foregoing; PROVIDED, FURTHER, that this indemnity does not apply in favor of any underwriter or person controlling an underwriter (or if a Selling Holder offers Registrable Securities directly without an underwriter, the Selling Holder) with respect to any loss, liability, claim, damage, or expense arising out of, or based upon, any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a final prospectus was not sent or given by or on behalf of an underwriter (or the Selling Holder, if the Selling Holder offered the Registrable Securities directly without an underwriter) to the person asserting such loss, claim, damage, liability, or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus.

                  (b) In the case of each offering made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering, and each person, if any, who controls any such underwriter within the meaning of the Securities Act), from and against any and all claims, liabilities, losses, damages, expenses, and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Holder furnished in writing to the Company by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The foregoing indemnity is in addition to any liability which such Holder may otherwise have to the Company, any of its directors or officers, underwriters of the Registrable Securities, or any controlling person of the foregoing; PROVIDED, HOWEVER, that this indemnity does not apply in favor of any underwriter or person controlling an underwriter (or if the Company offers Registrable Securities directly without an underwriter, the Company) with respect to any loss, liability, claim, damage, or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a final prospectus was not sent or given by or on behalf of an underwriter (or the Company, if the Company offered the Registrable Securities directly without an underwriter) to the person asserting such loss, claim, damage, liability, or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus.

                  (c) Each party indemnified under paragraph (a) or (b) of this
Section 8 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 8, except to the extent the indemnifying party was materially prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED that each indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the Securities Act, shall have the right to employ separate counsel reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party or an Affiliate of an indemnifying party, and such indemnified party shall have been advised by counsel either (i) that there may be one or more legal defenses available to such indemnifying party that are different from or additional to those available to such indemnified party or such Affiliate, or (ii) a conflict may exist between such indemnified party and such indemnifying party or such Affiliate, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. In all instances, the indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of such claim or action.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage, or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage, liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other, the intent of the parties and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall a Holder be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage, or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnifying party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9. RULE 144. The Company shall take such measures and file such information, documents, and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision). The Company shall use its best efforts to cause all conditions to the availability of Form S-3 (or any successor form thereto) under the Securities Act for the filing of registration statements under this Agreement to be met as soon as possible after the completion of the Public Offering.

         10. HOLDBACK.

                  (a) Each Holder agrees by the acquisition of Registrable Securities, if so required by the managing underwriter of any offering of equity securities by the Company, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of, or otherwise dispose of any Registrable Securities owned by such Holder, during the 30 days prior to and the 90 days after the registration statement relating to such offering has become effective (or such shorter period as may be required by the underwriter), except as part of such underwritten offering. Notwithstanding the foregoing sentence, each Holder subject to the foregoing sentence shall be entitled to sell during the foregoing period any securities of the Company owned by it in a private sale. The Company may legend and may impose stop transfer instructions on any certificate evidencing Registrable Securities relating to the restrictions provided for in this Section 10.

                  (b) The Company agrees, if so required by the managing underwriter of any offering of Registrable Securities, not to sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans), effect any public sale or distribution of, or otherwise dispose of any of its equity securities during the 30 days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 hereof has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto.

         11. TRANSFER OF REGISTRATION RIGHTS.

                  (a) A Holder may transfer all or any portion of its rights under this Agreement (except the rights of such Holder (if any) under Section 12 hereof, the transfer of which rights shall be governed by the provisions of
Section 12) to any transferee of Registrable Securities that represent (assuming the conversion, exchange, or exercise of all Registrable Securities so transferred that are convertible into or exercisable or exchangeable for the Company's Voting Stock) at least 20% of the then issued and outstanding Voting Stock of the Company (each a "Permitted Transferee"); PROVIDED, HOWEVER, that
(i) with respect to any transferee of less than a majority but more than 30% of the then issued and outstanding Voting Stock, the Company shall not be obligated to file a registration statement pursuant to a registration request made by such transferee pursuant to Section 2 hereof on more than two occasions, and
(ii) with respect to any transferee of 30% or less of the then issued and outstanding Voting Stock, the Company shall not be obligated to file a registration statement pursuant to a registration request made by such transferee pursuant to Section 2 hereof on more than one occasion. No transfer of registration rights pursuant to this Section 11 shall be effective unless the Company has received written notice from the Holder of an intention to transfer at least 20 days prior to the Holder's entering into a binding agreement to transfer Registrable Securities (ten days in the event of an unsolicited offer). Such notice need not contain proposed terms or name a proposed Permitted Transferee. On or before the time of the transfer, the Company shall receive a written notice stating the name and address of any Permitted Transferee and identifying the number and/or aggregate principal amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the scope of the rights so transferred. In connection with any such transfer, the term BCC, as used in this Agreement (other than in Section 12 and Section 2(a)(iv)), shall, where appropriate to assign the rights and obligations hereunder to such Permitted Transferee, be deemed to refer to the Permitted Transferee of such Registrable Securities. BCC and any Permitted Transferees may exercise the registration rights hereunder in such priority, as among themselves, as they shall agree among themselves, and the Company shall observe, any such agreements of which it shall have notice as provided above.

                  (b) After any such transfer, the transferring Holder shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such transferring Holder.

                  (c) Upon the request of the transferring Holder, the Company shall execute an agreement with a Permitted Transferee substantially similar to this Agreement.

         12. PURCHASE OPTION. For so long as BCC owns at least 33 1/3% of the voting power of the outstanding Voting Stock of the Company, the Company grants to BCC a continuing right to purchase shares of Voting Stock, Other Voting Securities, and, in certain circumstances described below, certain other securities of the Company upon the following terms and conditions.

                  (a) During the Consolidated Return Period, the Company shall notify BCC in writing of its intention to issue any security that does not constitute Voting Stock or Other Voting Securities (other than an issuance described in paragraph (h) of this Section 12). Within 15 calendar days of such notice from the Company to BCC, BCC may provide the Company with a letter from its legal counsel stating such counsel's opinion that the securities proposed to be issued by the Company may reasonably be considered "stock" for purposes of determining whether the Company and its subsidiaries are properly a member of the Company, affiliated group for purposes of filing a consolidated federal income tax return under Section 1504 of the Internal Revenue Code of 1986, as amended from time to time (or any successor or additional section dealing with the inclusion of an entity within an affiliated group for purposes of filing a consolidated federal income tax return). If BCC delivers such opinion to the Company, the securities to which such opinion relates ("Other Covered Securities") will be subject to the provisions of this Section 12. The Company, in connection with the delivery of the notice pursuant to this paragraph (a), may also deliver an Offer pursuant to paragraph (b) with respect to such securities, which Offer may be conditional on such securities constituting Other Covered Securities. If such an Offer is delivered, the period to provide an opinion of counsel under paragraph (a) and the period in which BCC may accept the Offer under paragraph (b) shall run concurrently.

                  (b) If the Company proposes to issue any shares of Voting Stock or Other Voting Securities or, during the Consolidated Return Period, Other Covered Securities ("Offered Securities") to any person other than BCC or any of its Affiliates (except an issuance described in paragraph (h)), it shall deliver to BCC written notice of such intention to sell such Offered Securities (the "Offer"), which notice shall (i) include a reasonably detailed term sheet specifying (i) the number or principal amount of the Offered Securities, (ii) the proposed issue price or other applicable pricing terms of the Offered Securities (determined as set forth in paragraph (d) below), (iii) all other material terms of the Offered Securities and their issuance, and (iv) that the independent directors of the Company have approved the terms of the proposed issuance of the Offered Securities, BCC shall then have 15 calendar days from receipt of the Offer in which to elect by written notice to the Company (i) to accept such Offer and purchase all of the Offered Securities described in the Offer; (ii) to accept such offer with respect to a portion of the Offered Securities (subject to paragraph (c) below); (iii) to exercise its rights pursuant to paragraph (d)(ii) below; or (iv) to reject the Offer. The failure by BCC to elect to accept an Offer (either in whole or in part), or the delivery of an acceptance that is late or that varies the price or other pricing terms of the Offered Security specified in the Offer (except for the exercise of BCC's rights contained in paragraph (d)(ii) below), shall be deemed an election by BCC to reject the Offer.

                  (c) BCC may not accept an Offer with respect to less than all of the Offered Securities if the managing underwriter or other independent marketing agent retained by the Company, in connection with its proposed issuance of the Offered Securities, determines that the reduction in the number or principal amount of the Offered Securities that would be available for sale to persons other than BCC as a result of BCC's acceptance would, in its opinion, materially and adversely affect the terms obtainable by the Company in the sale of such Offered Securities to persons other than BCC. If BCC disagrees with the determination made by such underwriter or marketing agent, the Company will submit such issue to the determination of a nationally recognized investment banking firm acceptable to both BCC and the Company, whose determination shall be final and binding. Any determination by the Company's underwriter or marketing agent or by the investment banking, firm chosen at the request of BCC that the size of BCC's purchase would materially and adversely affect the terms obtainable by the Company with respect to the remainder of the Offered Securities, will also include a determination of the size of the purchase, if any, by BCC which would not have such effect, and upon such determination, BCC shall again be entitled to elect, at any time within 15 calendar days from receipt by BCC of such determination, to purchase (i) all of the Offered Securities, (ii) such smaller portion, if any, or (iii) none of the Offered Securities.

                  (d) (i) If BCC accepts the Offer with respect to all of the Offered Securities, the price payable by BCC per Offered Security shall be
(A) if the Offered Securities are of a class or series listed on a national securities exchange or authorized for quotation on a national market quotation system, the average of the closing prices, regular way, of such security on such exchange or quotation system on the five trading days for which such price is reported immediately preceding the date of the Offer, and (B) if the Offered Securities are not so listed or quoted, the price (which term, as used in this subparagraph (d), shall include in the case of options, warrants, or other convertible or exchangeable securities generally, a specification of the applicable exercise price, strike price, or conversion or exchange premium, and in the case of convertible or exchangeable debt securities, the interest rate per annum applicable thereto) determined by a committee of independent directors of the Company as that which might be reasonably obtained by the Company in the market at such time.

                           (ii) If BCC believes that the price determined
pursuant to clause (B) of the preceding subparagraph (d)(i) cannot be obtained by the Company for the Offered Securities in the market at the time of the Offer, BCC shall be permitted to request, at any time within 15 days of its receipt of the Offer from the Company, that a nationally recognized investment banking firm acceptable to both BCC and the Company determine the price at which, in such firm's opinion, such security could be sold in the market as of the date of such firm's opinion. Upon delivery of such opinion to the Company,
(x) the Company will notify BCC within five business days whether it is willing the sell the Offered Securities at such price and (y) if the Company is willing to so sell such securities, BCC will then have the option, exercisable within 15 calendar days of notice from the Company of its willingness to sell the Offered Securities, to purchase (A) all of the Offered Securities at a price equal to the price determined by the investment banking firm, or (B) a portion of the Offered Securities in accordance with paragraphs (c), (d)(iii), and (f) of this
Section 12.

                           (iii) If BCC accepts an Offer with respect to only a
portion of the Offered Securities, the price to be paid by BCC for each of the Offered Securities shall be equal to the price paid by the other purchaser or purchasers (other than an underwriter) of the Offered Securities (or if there is more than one such price, the average of the prices so paid) in connection with issuance and sale thereof by the Company. The Company shall not pay or cause to be paid, directly or indirectly, any portion of the price to be paid by BCC in connection with the purchase of a portion of the Offered Securities to any person as an underwriting discount or commission, selling concession, brokerage commission, or other similar selling expense.

                  (e) Upon acceptance by BCC of any Offer for all of the Offered Securities, the parties shall consummate the sale of the Offered Securities accepted for purchase by BCC (the "Accepted Securities") on the following terms and conditions:

                           (i) BCC shall pay in cash to the Company an amount
equal to the purchase price for the Accepted Securities as provided in paragraph
(d) above, not later than 45 days after communication by BCC to the Company of its acceptance of the Offer, or such later date as agreed between BCC and the Company (with the approval of the Company's independent directors); and

                           (ii) Upon payment by BCC of the purchase price, the
Company shall deliver to BCC certificates evidencing the Accepted Securities free and clear of any liens or other security interests.

                  (f) Upon acceptance by BCC of any Offer for a portion of the Offered Securities, the parties shall consummate the sale of the Accepted Securities contemporaneously with the closing of the sale of the Offered Securities to other purchasers thereof (or if there is more than one such closing contemplated, contemporaneously with the first such closing). At such closing:

                           (i) BCC shall pay in cash to the Company an amount
equal to the purchase price for the Accepted Securities; and

                           (ii) Upon payment by BCC of the purchase price, the
Company shall deliver to BCC certificates evidencing the Accepted Securities free and clear of any liens or other security interests.

                  (g) If BCC accepts an Offer in part or rejects an Offer, the Offered Securities described in the Offer (or such portion thereof that is not being purchased by BCC) may be sold by the Company to any person for such price and other pricing terms (including such exercise price, strike price, conversion or exchange premium, and/or interest rate, as applicable) as the Company shall determine and upon other terms not substantially more favorable to the purchaser (either individually or in the aggregate) from those set forth in the Offer at any time within 120 calendar days following BCC's nonacceptance of such Offer. If the Offered Securities are not sold by the Company within the time and on the terms set forth in the preceding sentence, any subsequent sale shall again be subject to the right of BCC to purchase such securities pursuant to this Section
12. Any failure by BCC to accept an Offer shall not affect the Company's continuing obligation to offer any other Offered Securities to BCC prior to any sale, transfer, or assignment to any person.

                  (h) The rights of BCC under this Section 12 shall not apply to any issuance of securities of the Company (i) pursuant to stock option or other executive or employee benefit or compensation plans, or (ii) as consideration payable to or for the benefit of the owners of other businesses or other assets to be acquired by the Company, or (iii) pursuant to an exchange offer for outstanding securities of the Company which does not have the effect of decreasing BCC's percentage ownership of the Voting Stock of the Company (on a fully diluted basis), or (iv) pursuant to the exercise or conversion of outstanding Other Voting Securities as to which the procedures of this Section 12 have been complied with.

                  (i) BCC may transfer its right to purchase all or a specified portion of an issue of Offered Securities in accordance with the terms of this
Section 12 to any Affiliate of BCC. The rights of BCC under this Section 12 shall be automatically transferred in their entirety to any successor to BCC by merger, consolidation, or transfer of all or substantially all of BCC's assets.

                  (j) BCC and the Company shall bear their own expenses in connection with the transactions contemplated by this Section 12, except that the cost of any investment banking firm retained to make a determination pursuant to either paragraph (c) or (d) above shall be shared equally by BCC and the Company.

         13. MISCELLANEOUS.

                  (a) INJUNCTIONS. Each party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

                  (b) SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and each of the parties shall use its best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                  (c) FURTHER ASSURANCES. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  (d) WAIVERS, ETC. Except as otherwise expressly set forth in this Agreement, no failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise expressly set forth in this Agreement, no modification or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by an authorized officer of each of the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (e) ENTIRE AGREEMENT. This Agreement contains the final and complete understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties, whether written, or oral, with respect to the subject matter hereof. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

                  (f) COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be one and the same instrument.

                  (g) AMENDMENT. This Agreement may be amended only by a written instrument duly executed by an authorized officer of each of the parties.

                  (h) NOTICES. Unless expressly provided herein, all notices, claims, certificates, requests, demands, and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered, or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent, or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or other generally accepted means of electronic transmission, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed as follows or sent by facsimile to the following number (or to such other address or facsimile number for a party as it shall have specified by like notice):

                           (i)      if to BCC, to:

                                    Boise Cascade Corporation
                                    ATTENTION General Counsel
                                    1111 West Jefferson Street
                                    P.O. Box 50
                                    Boise, ID 83728-0001
                                    Facsimile: 208/384-4912

                           (ii)     if to the Company, to

                                    Boise Cascade Office Products Corporation
                                    ATTENTION Chief Financial Officer
                                    800 West Bryn Mawr Avenue
                                    Itasca, Illinois 60143
                                    Facsimile: 708/773-7107

                           (iii) if to a Holder of Registrable Securities, to
the name and address as the same appear in the security transfer books of the Company, or to such other address as either party (or other Holders of Registrable Securities) may, from time to time, designate in a written notice in a like manner.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  (j) ASSIGNMENT. Except as specifically provided herein, the parties may not assign their rights under this Agreement. The Company may not delegate its obligations under this Agreement.

                  (k) CONFLICTING AGREEMENT. The Company shall not hereafter grant any rights to any person to register securities of the Company, the exercise of which would conflict with the rights granted to the Holders of the Registrable Securities under this Agreement. The Company shall not hereafter grant to any person demand registration rights permitting it to exclude the Holders from including Registrable Securities in a registration on behalf of such person on a basis more favorable than that set forth in Section 2(d) hereof with respect to the Holders.

         IN WITNESS WHEREOF, BCC and the Company have caused this Agreement to be duly executed by their authorized representative as of the date first above written.

                                                   BOISE CASCADE CORPORATION


                                                   By     /s/ A. BEN GROCE
                                                          ---------------------
                                                   Title  SENIOR VICE PRESIDENT
                                                          ---------------------


                                                   BOISE CASCADE OFFICE PRODUCTS
                                                   CORPORATION


                                                   By     /s/ DARRELL R. ELFELDT
                                                          ---------------------
                                                   Title  VICE PRESIDENT
                                                          ---------------------



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